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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-200160 on Form S-8 of our report dated March 3, 2015, relating to the consolidated financial statements of PRA Health Sciences, Inc. (formerly PRA Global Holdings, Inc.) and subsidiaries as of December 31, 2014 and 2013, for the year ended December 31, 2014 and the period from September 23, 2013 to December 31, 2013, and the consolidated financial statements of PRA Holdings, Inc. and subsidiaries (the "Predecessor") for the period from January 1, 2013 to September 22, 2013 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the acquisition of the Predecessor on September 23, 2013), appearing in this Annual Report on Form 10-K of PRA Health Sciences, Inc. for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
March 3, 2015

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  Exhibit 23.1